                       FORM OF ASSET PURCHASE AGREEMENT
                       --------------------------------

     THIS AGREEMENT is made and entered into as of this 11th day of December, 1996, by and between ________________________, physician engaged in the practice of medicine at ______________________ (the "Seller"), and Physicians Quality Care, Inc., a Delaware corporation with principal offices at 950 Winter Street, Waltham, MA 02154 ("PQC") and Flagship Health, P.A., a Maryland professional association with principal offices at 323 W. Camden Street, Baltimore, MD 21291 ("Flagship"). Each of Flagship, PQC and the Seller are sometimes referred to herein as a "Party" or collectively as the "Parties".

                                    Recitals
                                    --------

     Seller owns and operates a medical practice (the "Practice") and certain assets utilized in connection therewith, including accounts receivable, inventory, equipment and other assets.

     In connection with the acquisition and the affiliation transactions contemplated hereby, Seller is becoming an employee of Flagship with other physicians.

     Now therefore, in consideration of the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

     1.01  Assets to be Purchased from Seller.
           ----------------------------------

     (a) Simultaneously with the closing of the transactions contemplated hereby (the "Closing"), Seller is selling, conveying, assigning, transferring and delivering to Flagship all of Seller's right, title and interest in and to all of the assets owned by Seller (tangible and intangible) and used in the Practice (the "Assets"), including, without limitation, the assets described below, other than Excluded Assets as provided in Section 1.01(b):

         (i) all inventory (the "Inventory") of Seller, wherever located, including, without limitation, medical supplies, office supplies, maintenance supplies, pharmaceuticals and similar items of Seller that are used in the Practice;

         (ii) all deposits and prepaid expenses and prepaid insurance related to the Practice;

         (iii) all outstanding purchase orders (the "Purchase Orders");

         (iv) all fixtures, leasehold improvements, furnishings, office equipment and tangible personal property including all computers and medical equipment and appliances owned by Seller and used in the Practice and all service agreements, license agreements and warranties and operating manuals relating thereto;

           (v) all rights of Seller under the contracts, agreements, leases, licenses and other instruments set forth on Schedule 1.01(a) hereto;
                                            ----------------

           (vi)    (a) all records and lists of Seller pertaining to the Assets;
(b) all records and lists pertaining to the Practice, patients, suppliers or personnel of the Practice; (c) all records, history and analysis relating to purchasing, selling, advertising and promotional activities relating to the Practice; and (d) all billing records and information necessary for Flagship's collection of the accounts and notes receivables referenced to in 1.01(a)(ix), in all forms in which such information is recorded;

           (vii) all of Sellers's rights to use the name of Laura Mumford, M.D. and any variations thereof in connection with the delivery of professional services;

           (viii)  all intangible property rights relating to the Practice;

           (ix) accounts and notes receivable of the Seller arising prior to the Closing Date;

           (x)     all cash and cash equivalents held by Seller; and

           (xi) all other assets, properties, claims, rights and interests of Seller relating to the Practice that exist on the Closing Date, of every kind and nature, whether tangible or intangible, real, personal or mixed.

     (b) Notwithstanding Section 1.01(a), the Assets shall not include the following ("Excluded Assets"):

           (i) all licenses and permits of the Seller, to the extent not transferable;

           (ii) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

           (iii)   all managed care contracts listed on Schedule 1.01(b) that
                                                        ----------------
are not assignable by Seller;

           (iv)    the Seller's Medicare and Medicaid provider agreements;

           (v) all personal property, furniture, artwork, and similar items owned by the Seller or any partner or member of Seller and not used in the Practice;

           (vi) any other asset of the Seller that is not related to or used by the Seller in the Practice;

           (vii) Seller's insurance policies relating to coverage periods prior to the Closing, including any tail coverage;

           (viii) the consideration paid by PQC and Flagship hereunder and under any related agreements or instruments; and

           (ix) Seller's financial statements, financial records, tax returns and related records and all other records (other than the records referred to in 1.01(a)(vi)).

     1.02  (a)  Assumption of Certain Liabilities.  Upon the terms and subject
                ---------------------------------
to the conditions contained herein, at the Closing, Flagship shall only assume (the "Assumed Liabilities"): (1) all obligations and liabilities that have accrued in the ordinary course of Seller's Practice through the Closing Date that are reflected on Schedule 1.02 (the "Current Assumed Liabilities") and (2)
                      -------------
all obligations and liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under: (i) the equipment leases described on Schedule 1.01(a), but not including any obligation or liability for
             ----------------
any breach of such equipment leases occurring on or prior to the Closing Date; and (ii) the contracts described on Schedule 1.01(a), but not including any
                                    ----------------
obligation or liability for any breach of such contract occurring on or prior to the Closing Date. Flagship shall be deemed to have assumed and shall assume all liabilities which may be incurred by reason of any breach of or default occurring after the Closing Date under any leases, contracts, commitments, or obligations assumed by Flagship hereunder.

     (b) Excluded Liabilities.  Notwithstanding any other provisions of this
         --------------------
Agreement, except for the Assumed Liabilities expressly specified in Section 1.02(a), neither PQC nor Flagship shall assume, or otherwise be responsible for, any liabilities or obligations of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

           (i) any liability or obligation to or in respect of any employees or former employees of Seller including without limitations: (i) any employment agreement, whether or not written; (ii) any liability under any Employee Plan (as defined in Section 2.18) at any time maintained, contributed to or required to be contributed to, by or with respect to Seller or under which Seller may incur liability; and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

           (ii) any liability or obligation of Seller in respect of any tax except for any personal property, use, or similar taxes imposed in connection with the Assets and attributable to any period after the Closing Date; and

           (iii) any liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, malpractice, strict liability, enterprise liability or any other legal or equitable theory arising from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date.

     1.03  Deliveries by Seller.  On the date of the Closing (the "Closing
           --------------------
Date"), and simultaneously with the Closing, Seller shall deliver or cause to be delivered to Flagship and PQC the following:

     (a) a Bill of Sale in the form of Exhibit A hereto;
                                       ---------

     (b) the employment agreement (the "Employment Agreement") between Flagship and the Seller, in the form attached hereto as Exhibit B;
                                               ---------

     (c) an assignment and copy of the lease in the form attached hereto as

Exhibit C hereto with respect to the premises at 10755 Falls Road, Suite 470,
---------
Lutherville, Maryland 21093  ("Premises Lease");

     (d) a report of a reputable lien search firm indicating that there are no liens of record against any of the Assets (except for the liens arising under equipment leases listed on Schedule 1.01(a));
                           ----------------

     (e) the consent of the Landlord to the assignment of the Premises Lease, together with any nondisturbance and recognition agreements reasonably required by Flagship from the Lessor;

     (f) a release from any party with a mortgage or lien on any of the Assets;

     (g) the consents of all parties necessary to enable Flagship to acquire the Assets and assume the Assumed Liabilities and to consummate the other transactions contemplated by this Agreement including consents of third-party payors and governmental authorities (including, but not limited to, all consents listed on Schedule 2.03) necessary: (i) to assign to Flagship all third-party
          -------------
payment agreements listed on Schedule 1.01(a); and (ii) otherwise to consummate
                             ----------------
the transactions contemplated by this Agreement;

     (h) a tax lien waiver, if required, from the Comptroller of the Treasury of the State of Maryland;

     (i) such instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to PQC and Flagship, as shall be appropriate to convey, transfer and assign to and be vested in, Flagship good, clean, record and marketable title to the Assets; and

     (j) such other agreements, consents and documents as PQC shall reasonably request in connection with: (i) its due diligence investigation of the Seller;
(ii) the affiliation of the Seller with Flagship and PQC; and (iii) the transactions contemplated by this Agreement, the Affiliation Agreement among Flagship, PQC and Seller dated as of the date hereof (the "Affiliation Agreement"), and the Employment Agreement.

     1.04  Deliveries by Flagship.  On the Closing Date and simultaneously with
           ----------------------
the Closing, Flagship shall deliver or cause to be delivered to Seller the following:

     (a) the Purchase Price by check and/or in shares of PQC Class A Common Stock, par value $0.01 per share. The "Purchase Price" shall be an amount equal to the value assigned to the Assets based upon the report (the "Report") prepared by Arthur Andersen dated as of June 30, 1996, such amount being the amount reflected on Schedule 1.04, subject to adjustment for changes in net working capital as contemplated by Schedule 1.04.

     (b) an Instrument of Assumption of Liabilities, with respect to the Assumed Liabilities in form reasonably satisfactory to PQC, Flagship and Seller;

     (c) certificates of duly authorized officers of Flagship and PQC, dated the Closing Date, setting forth the resolutions of the Board of Directors of Flagship and PQC authorizing the execution and delivery by Flagship and PQC of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended;

     (d) such other instruments, consents and documents as the Seller shall reasonably request in connection with (i) its due diligence investigation of Flagship and PQC and (ii) the transactions contemplated by this Agreement, the Affiliation Agreement and the Employment Agreement.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the Schedules attached hereto (which shall identify exceptions by specific section reference), as of the date hereof and as of the Closing Date, Seller, subject to the limitations contained in Section 8.02, represents and warrants to PQC and Flagship as follows:

     2.01  Valid and Binding Agreement.  Seller has the necessary power and
           ---------------------------
authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller pursuant hereto, and to carry out the transactions contemplated hereby and thereby. Assuming due authorization, execution and delivery thereof by PQC and Flagship, this Agreement and each of the other agreements, documents and instruments to be executed and delivered by Seller pursuant hereto will constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their terms, except to the extent that enforceability is limited by bankruptcy or similar laws or by general principles of equity.

     2.02  No Violation.  Except as set forth in Schedule 2.02 hereto, neither
           ------------                          -------------
the execution and delivery of this Agreement or the other agreements, documents and instruments to be executed and delivered by Seller pursuant hereto nor the consummation by Seller of the transactions contemplated hereby or thereby (a) subject to obtaining the required consents and approvals described in Schedule 2.03, will violate or conflict with any
                           -------------
applicable statute, law, ordinance, rule, regulation, order, judgment or decree except that no representation or warranty is made under this Section with regard to compliance with the laws referred to in Section 2.19 or (b) subject to obtaining the required consents and approvals described in Schedule 2.03, will
                                                           -------------
violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, any contract, commitment, understanding, arrangement, agreement or restriction of any kind by which the Assets are bound or affected, to which the Assets are subject, or to which Seller is a party, except for any such violation, conflict, or default that would not have a Material Adverse Effect. The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect or any prospective change or effect that, individually or when taken together with other changes or effects, is or is reasonably likely to be materially adverse to any of the Practice, the Assets, the financial arrangements contemplated by the Employment and Affiliation Agreements, the financial condition and results of operation of Flagship or PQC, the value of PQC or Flagship or their affiliation with the Seller or any Party's ability to consummate the transactions contemplated herein.

     2.03  Consents; Filings.  Except as set forth in Schedule 2.03 hereto, no
           -----------------                          -------------
registration or filing with, or consent, approval, permit, authorization or action by, any third-party (including, without limitation, any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body or other person or entity ("Government Entity")) is required in connection with the execution and delivery by Seller of this Agreement or the other agreements, documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation by Seller of the transactions contemplated hereby or thereby.

     2.04  Financial Statements.  Seller has delivered to PQC balance sheets and
           --------------------
statements of income with respect to the Practice for and as at the end of the fiscal years ended December 31, 1993, 1994 and 1995 (the "Financial Statements"), interim financial statements dated June 30, 1996 (the "Interim Financial Statements") and such balance sheets and statements of income are true, complete and accurate and fairly present the financial condition and results of operations for and as at the end of the periods therein referred to on a stand-alone basis.

     2.05  No Material Adverse Change.  Except as set forth in Schedule 2.05
           --------------------------                          -------------
attached hereto, to the best knowledge of Seller, no event involving a Material Adverse Effect has occurred since June 30, 1996.

     2.06  Compliance with Law.  The Practice has been conducted in substantial
           -------------------
compliance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Seller, including without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, employee benefit, equal opportunity, health, occupational safety, pension, pollution or environmental protection matters except for such noncompliance as would not have a Material Adverse Effect. Seller has not received any notification of any asserted present or past failure to comply with such laws, rules or regulations.

     2.07  Tax Matters.  Seller has filed all Tax Returns relating to the
           -----------
Practice which are required to be filed prior to the date hereof or the Closing Date and has paid all Taxes for all periods covered by such returns. Seller is current in the payment of all Taxes relating to the Practice. No deficiencies have been asserted or assessed as a result of any audit by the Internal Revenue Service or any state or local taxing authority which have not been satisfied in full and no such deficiency or audit has been proposed or threatened. Except as described in Schedule 2.07, there are no liens for Taxes (other than for current
             -------------
Taxes not yet due and payable) on the Assets. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former (S)168(f)(8) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Assets is "tax exempt use property" within the meaning of (S)168(h) of the Code. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. The Seller is not a person other than a United States person within the meaning of the Code. The transaction contemplated herein is not subject to tax withholding under (S)3406 of the Code, under Subchapter A of chapter 3 of the Code, or of any other provision of law. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state or local government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     2.08  Good Title.  Except as set forth in Schedule 2.08 hereto, Seller has
           ----------                          -------------
complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver to Flagship, and upon payment of the Purchase Price, Flagship will acquire, good, valid and marketable title to the Assets, free and clear of title defects or objections, liens, claims, charges, security interests or other encumbrances (collectively "Encumbrances") of any nature whatsoever, except for any encumbrances relating to the equipment leases assumed by Flagship pursuant to Section 1.01(a). The Bill of Sale provided for in
Section 1.03 constitutes the valid and binding obligation of Seller and will effectively vest in Flagship good, valid and marketable title to all of the Assets.

     2.09  No Undisclosed Liabilities.  Seller has no liabilities or obligations
           --------------------------
of any nature relating to the Practice (whether absolute, accrued, known or unknown, contingent or otherwise and whether due or to become due) which are not disclosed on the most recent Financial Statement or otherwise listed on Schedule
2.09 as being assumed by Flagship as part of the transaction or which have not been incurred since the date of the Financial Statements in the ordinary course of business.

     2.10  Leases.
           ------

     (a)   Schedule 2.10 contains a complete and accurate listing of all leases
           -------------
(the "Leases") pursuant to which Seller leases real or personal property relating to the Practice, which listing sets forth a general description of the leased property or items, the term, the annual rent, any and all renewal options, and any requirements for the consent of third parties to assignments thereof. All such Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect; no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Seller; and Seller has no knowledge of the occurrence of any event of default which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party.

     (b)   Except for Leases listed on Schedule 2.10, there are no leases,
                                        -------------
subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any facility occupied by the Seller and related to or used in the Practice.

     (c) With respect to each Lease, Seller has and will transfer to Flagship at the Closing an unencumbered interest in the leasehold interest covered thereby. Seller enjoys peaceful and +undisturbed possession of all the leased real property related to and used in the Practice, and Seller has in all material respects performed all the obligations required to be performed by it through the date hereof.

     2.11  Contracts and Commitments.
            -------------------------

     (a)   Schedule 2.11 sets forth a complete and accurate list of all
            -------------
contracts which are known to the Seller after reasonable investigation and which were entered into by Seller and relating to the Practice and still in effect as of the date hereof (the "Contracts"), of the following categories:

           (i) Managed care contracts and other contracts with third-party payors;

           (ii)   Employment or similar contracts and severance agreements;

           (iii)  Contracts (other than Leases set forth on Schedule 2.10)
                                                             -------------
relating to the Assets of the Practice which are not cancelable without liability on thirty (30) calendar days (or less) notice;

           (iv) Options with respect to any property, real or personal related to the Practice, whether Seller is the grantor or grantee thereunder;

           (v) Contracts involving expenditures or liabilities, actual or potential, in excess of one thousand dollars ($1,000) or otherwise material to the Practice or the Assets;

           (vi) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually or in the aggregate in excess of one thousand dollars ($1,000) and related to the Practice, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged;

           (vii) Contracts containing covenants limiting the freedom of Seller or an employee of Seller, to engage in any line of business or compete with any person; and

           (viii) Any Contract with the United States, state or local government or any agency or department thereof related to the Practice.

Seller has made available to PQC and Flagship true, correct and complete copies within Seller's possession of, and all records related to, all of the Contracts listed on Schedule 2.11, including to Seller's knowledge, all amendments and
          -------------
supplements thereto.

           (ix)   Absence of Breaches or Defaults.  To the Seller's knowledge,
                  -------------------------------
all of the Contracts are valid and in full force and effect. Seller has duly performed all of its obligations under the Contracts, and no violation of, or default or breach, under any Contracts by Seller or, to the best of Seller's knowledge, any other party has occurred except for any violations, defaults, or breaches that would not have a Material Adverse Effect and neither Seller nor any other party, to the best of Seller's knowledge after due inquiry, has repudiated any provisions thereof.

     2.12  Permits.  Seller has all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings ("Permits") with any Governmental Entity or any other person, necessary or desirable to conduct the Practice as now being conducted, except where the failure to obtain such permits would not have a Material Adverse Effect. All Permits of Seller are valid and in full force and effect and are listed on Schedule 2.12. No notice to,
                                           -------------
declaration, filing or registration with, or Permit or consent from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except as set forth on Schedule 2.12. The
                                                         -------------
Seller has not suffered any loss, revocation, suspension, expiration without renewal or other failure to keep in full force and effect and good standing his membership on the medical staff of the hospitals listed on Schedule 2.20, or any
                                                           -------------
material license, certification, accreditation, clinical privilege or other right or authorization necessary for the unrestricted practice of medicine by Seller or for the conduct of the Practice as previously conducted.

     2.13  Books and Records.  Seller has made and kept (and given PQC and
           -----------------
Flagship access to) books and records (including patient lists) and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Practice.

     2.14  Litigation.  Except as set forth on Schedule 2.14, there is no, and
           ----------                          -------------
during the past five (5) years there has not been any, action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending or, to the best of Seller's knowledge, threatened (a) against, related to or affecting (i) Seller, the Practice or the Assets, or (ii) any employees of Seller as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involve the risk of criminal liability (other than minor traffic violations), or (d) in which Seller is a plaintiff. Seller is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller, the Practice or the Assets.

     2.15  Transactions with Certain Persons.  Except as set forth on Schedule
           ---------------------------------                          --------
2.15, neither Seller nor any employee of Seller nor any member of any such
----
person's immediate family is presently, or within the past two (2) years has been a party to any transaction with Seller relating to the Practice with an aggregate annual value of more than one thousand dollars ($1,000) to Seller or the other parties thereto, including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by,
(b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as an employee of Seller) any such person or any corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner, except that Seller provides certain medical services to employees and family members as previously disclosed to PQC.

     2.16  Insurance.  Schedule 2.16 contains a complete and accurate list of
           ---------   -------------
all policies or binders of fire, liability, title, worker's compensation, malpractice and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by Seller on the Assets, the Practice or its employees. Such insurance provides, and during such period provided, coverage to the extent and in the manner (a) customary for medical practices and (b) as may be required by applicable law and by any and all Contracts known to the Seller to which Seller is a party. Seller is not in default under any of such policies or binders, and Seller has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. No insurer has advised Seller that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

     2.17  Brokers.  Seller is not obligated to pay, nor has Seller retained any
           -------
broker or finder or other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by Seller in connection with the transactions contemplated hereby.

     2.18  Benefit Plans.
           -------------

     (a)   Except as set forth in Schedule 2.18, Seller is not a party to any
                                  -------------
pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health insurance or group life insurance plan or obligation, or to any collective bargaining agreement or other contract, written or oral, with any trade or labor union, employees, association or similar organization (the "Employee Plans"). Seller does not have any obligations to provide to its active employees or current retirees any post-retirement non-pension benefits. There are no labor disputes pending or threatened by, or to the best knowledge or Seller, any attempts at union organization of, any of the employees of Seller.

     (b) Seller: (i) is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours; (ii) has made all contributions required to be made under any state unemployment or disability laws or regulations and has accrued the amount of any such contribution required for any period prior to the Closing Date which is not yet due and payable; and
(iii) is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or taxes with respect to employees.

     (c) Except as set forth in Schedule 2.18, no employee has any claims
                                -------------
pending against Seller (whether under any law, any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary (excluding bonuses and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year; (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; or (v) the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (d) Except as set forth on Schedule 2.18 (which liabilities will be
                                -------------
discharged on or prior to the Closing Date) Seller is not, and neither Flagship nor PQC will be, pursuant to any employment agreement, employee benefit plan or other law, arrangement or understanding, obligated to pay or be liable for the payment of any compensation (including accrued vacation), severance pay or other benefit (including any disability benefit or payment or any unfunded liabilities relating to pension benefits) by reason of the voluntary termination of employment of any employee, the voluntary or involuntary termination prior to the Closing Date of employment of any employee, or the consummation of the transactions contemplated by this Agreement.

     (e) Each employee benefit plan to which Seller is a party that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter and Seller or any entity which, within the last five (5) years, has been under common control or affiliated with Seller (an "ERISA Affiliate") within the meaning of Section 414(b), (c) or (m) of the Code, and each employee benefit plan of Seller is in compliance in all material respects with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such employee benefit plans and Seller is in compliance in all material respects with its obligations under the terms of such plans. None of the employee benefit plans are subject to Title IV of ERISA. Neither Seller nor any ERISA Affiliate has ever been obligated to contribute to any "multi-employer plan" as such term is defined in Section III(37) of ERISA. No employee benefit plan of Seller or any ERISA Affiliate has engaged in any prohibited transaction as such term is defined in Section 4975 of the Code or
Section 406 of ERISA.

     2.19  Fraud and Abuse; Stark Law.  Except as set forth in Schedule 2.19
           --------------------------                          -------------
hereto, neither the Seller nor, to the knowledge of the Seller, any other persons or entities providing professional services for the Practice, have engaged in any activities which are prohibited under 42 U.S.C. (S)1320a-7b or 42 U.S.C. (S)1395nn et seq., or the regulations promulgated thereunder pursuant to
                 -- ---
such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and (v) referring a patient for Designated Health Services (within the meaning of 42 U.S.C. (S)1395nn) when the referring physician has a financial relationship with the entity to which the referral is made in the absence of an applicable exception under 42 U.S.C. (S)1395nn.

     2.20  Hospital Privileges.  Schedule 2.20 hereto lists all of the hospitals
           -------------------   -------------
at which Seller is a member of the medical staff.

     2.21  Employment Agreements.  No event permitting termination under the
           ---------------------
Employment Agreement, if it were in effect at such time of such event, shall have occurred at any time prior to the Closing Date. The Seller does not have any current intention of terminating the Employment Agreement with Flagship prior to the termination of its initial five (5) year term.

     2.22  Employees.  Schedule 2.22 contains a list of all employees of the
           ---------   -------------
Practice, other than Seller, along with the position and the annual rate of compensation of each such person. To the knowledge of the Seller, no employee or group of employees has any plans to terminate employment with the Practice or not to continue as an employee of Flagship after the Closing Date.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF EACH OF PQC AND FLAGSHIP

     Each of PQC and Flagship hereby jointly and severally represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

     3.01  Organization.  Each of PQC and Flagship is a corporation duly
           ------------
organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation and is duly qualified and is in good standing as a foreign corporation in each jurisdiction where the nature of its business, properties or other activities requires it to be qualified.

     3.02  Capitalization of Physicians Quality Care, Inc. and Flagship.
           ------------------------------------------------------------
Section 3.02 accurately sets forth the authorized and outstanding capital stock
------------
of each of Flagship and PQC and sets forth a complete and accurate list of all stockholders of each, indicating the number and class of shares held by each stockholder. The authorized capital stock of PQC, consists of 75,000,000 shares of Class A Common Stock, par value $0.01 per share, of which 11,979,447 shares are outstanding, 15,267,915 shares of Class B-1 Common Stock, par value $0.01 per share, of which 1,587,863 shares are outstanding, 9,732,085 shares of Class B-2 Common Stock, par value $0.01 per share, of which 1,012,137 shares are outstanding, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are outstanding. Except for Physicians Quality Care of Massachusetts, Inc. and Physicians Quality Care of Maryland, Inc., PQC is not the record owner of the equity securities of any issuer. Flagship's authorized capital stock consists of 1,000 shares of Common Stock, $5.00 par value per share, of which 1,000 shares are outstanding. Except as set forth in Schedule
                                                                      --------
3.02 attached hereto, there are not, and on the Closing Date there will not be,
----
outstanding (i) any options, warrants or other rights to purchase from Flagship or PQC any capital stock of Flagship or PQC; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of Flagship or PQC. Except as disclosed in
Schedule 3.02, there are no agreements, voting trusts, proxies or understandings
-------------
with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act") of any Shares. All of the issued and outstanding Shares were issued in compliance with applicable federal and state securities laws.

     3.03  Authorization.  The Boards of Directors of PQC and Flagship have duly
           -------------
authorized the execution and delivery of this Agreement and the other agreements, documents and instruments to be executed and delivered by PQC and Flagship pursuant hereto and the consummation by PQC and Flagship of the transactions contemplated hereby and thereby. No further corporate or other proceedings on the part of PQC and Flagship are necessary to authorize this Agreement or the other agreements, documents and instruments to be executed and delivered by PQC and Flagship pursuant hereto or the transactions contemplated hereby or thereby.

     3.04  Valid and Binding Agreement.  Each of Flagship and PQC has the
           ---------------------------
necessary power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by PQC and Flagship pursuant hereto, and to carry out the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the other agreements, documents and instruments to be executed and delivered by PQC and Flagship pursuant hereto will constitute valid and binding agreements of PQC and Flagship, enforceable against Flagship or PQC, as the case may be, in accordance with their terms, except to the extent that enforceability is limited by the bankruptcy or similar laws or by general principles of equity.

     3.05  No Violation.  Neither the execution and delivery of this Agreement
           ------------
or the other agreements, documents and instruments to be executed and delivered by PQC or Flagship pursuant hereto nor the consummation by PQC or Flagship of the transactions contemplated hereby or thereby (a) will violate any provision of the Certificate of Incorporation or By-laws of PQC or Flagship, each as currently in effect, (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree, except that no representation or warranty is made under this Section with regard to compliance with the laws referred to in Section 3.09 or (c) will violate any contract or commitment which violation would have the effect of preventing PQC or Flagship from performing its obligations hereunder or preventing PQC, Flagship or any of their affiliates from consummating the transactions contemplated herein and in the agreements and instruments to be executed and delivered by PQC or Flagship and its affiliates in connection therewith.

     3.06  Consents; Filings.  No registration or filing with, or consent,
           -----------------
approval, permit, authorization or action by, any third party (including, without limitation, any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body or other person or entity) is required to be obtained by PQC or Flagship in connection with the execution and delivery by PQC or Flagship of this Agreement or the other agreements, documents and instruments to be executed and delivered by PQC or Flagship pursuant hereto or the consummation by PQC or Flagship of the transactions contemplated hereby or thereby.

     3.07  Capital Stock.  All shares of capital stock of PQC issued to the
           -------------
Seller in connection with the transactions contemplated by this Agreement shall be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights created by statute, PQC's Certificate of Incorporation or By-Laws, or any agreement (other than the Stockholders Agreement dated as of August 30, 1996 by and among PQC and certain of its Stockholders, as amended and in effect from time to time (the "Stockholders Agreement") to which PQC is a party or by which PQC is bound.

     3.08  Brokers.  Neither PQC nor Flagship is obligated to pay, nor has PQC
           -------
or Flagship retained any broker or finder or other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by PQC or Flagship in connection with the transactions contemplated hereby.

     3.09  Fraud and Abuse; Stark Law.  Neither Flagship nor PQC has engaged in
           --------------------------
any activities which are prohibited under 42 U.S.C. (S)1320a-7b, 42 U.S.C.
(S)1395nn et seq. or the regulations promulgated thereunder pursuant to such
          -- ---
statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; (iv) knowing and willfully soliciting or receiving any remuneration including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing leasing, or ordering or arranging for or recommending purchasing leasing, or ordering any good, facility or item for which payment may be made in whole or in part by Medicare or Medicaid; and (v) referring a patient for Designated Health Services (within the meaning of 42 U.S.C. (S)1395nn) when the referring physician has a financial relationship with the entity to which the referral is made in the absence of an applicable exception under 42 U.S.C. (S)1395nn.

     3.10  Litigation.  Except as set forth on Schedule 3.10, there is not, and
           ----------                          -------------
during the past five (5) years there has not been any, action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending or, to the best of PQC's or Flagship's knowledge: (a) threatened against, related to or affecting (i) PQC or Flagship
(ii) any officers, directors or employees of the PQC or Flagship as such, or
(iii) any stockholder of PQC or Flagship in such stockholder's capacity as a stockholder of the PQC or Flagship; (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement; (c) that involves the risk of criminal liability; or (d) in which PQC or Flagship is a plaintiff. Neither PQC nor Flagship is in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the PQC or Flagship.

     3.11  Disclosure.  No representation or warranty by PQC or Flagship
           ----------
contained in this Agreement or in any other document delivered to the Company in connection with its due diligence investigation of PQC or Flagship, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. PQC and Flagship have disclosed to the Company all material information relating to the PQC and Flagship and the transactions contemplated by this Agreement.


                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE PARTIES

     4.01  Purchase Price Allocation.  The allocation of the Purchase Price,
           -------------------------
which shall be utilized by the parties hereto in connection with the preparation of their respective federal and state tax returns and the return required by
Section 1060 of the Code, shall be as set forth on Schedule 4.01, attached
                                                   -------------
hereto. Such allocation shall be subject to adjustment to the extent that the Purchase Price is adjusted pursuant to the terms of this Agreement.

     4.02  Reasonable Efforts to Close.  Each of Seller, PQC and Flagship shall
           ---------------------------
use its respective reasonable efforts to proceed to the closing of the purchase and sale of the Assets and to satisfy any of the conditions precedent to the other Party's obligations set forth in Article VI or Article VII, as the case may be, to the extent such conditions are within such Party's control. Seller shall use the Seller's reasonable efforts: (i) to keep available the services of the professional and non-professional members of the Practice's staff; (ii) to maintain all existing relationships with and the goodwill of all managed care payors, patients and others having business or professional relations with the Seller related to the Practice; and (iii) to obtain prior to the Closing Date all consents necessary to consummate the transaction contemplated by this agreement or any other agreement referred to herein.

     4.03  Confidentiality.  All information not previously disclosed to the
           ---------------
public or generally known to persons engaged in the respective businesses of the Seller, PQC or Flagship which shall have been furnished by PQC, Flagship or the Seller to the other Parties in connection with the transactions contemplated hereby or as provided pursuant to this Agreement shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as expressly contemplated herein or as required by law or legal process. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall upon request be returned to the Party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and none of the Parties, without the consent of PQC and the Seller, shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other Parties hereto.

     4.04  Public Announcements.  The Parties agree that prior to the Closing
           --------------------
Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by Flagship shall be subject to the approval of each of the Parties, which approval shall not be unreasonably withheld.

     4.05  Certain Transaction Costs.  Each party shall bear its own transaction
           -------------------------
costs, including fees of counsel and auditors, in connection with the execution and delivery of this Agreement.

     4.06  Continued Truth of Representations and Warranties.  The Seller shall
           -------------------------------------------------
not take any actions which would result in any of the representations or warranties set forth in Article 2 hereof being untrue. Neither Flagship nor PQC shall take any actions which would result in any of the representations and warranties set forth in Article 3 hereof being untrue.

     4.07  Continuing Obligation to Inform.  From time to time prior to the
           -------------------------------
Closing, the Parties shall deliver or cause to be delivered to the other Parties supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

                                   ARTICLE V

                      PRE-CLOSING COVENANTS OF THE SELLER

     From and after the date hereof and until the Closing Date or termination of this Agreement in accordance with Article IX:

     5.01  Conduct of Business.  The Seller shall carry on the Practice
           -------------------
diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of practice, management, accounting or operation, except as expressly contemplated in this Agreement or any other agreement referred to herein or as agreed to in writing by PQC. All of the property of the Seller used in the Practice shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

     5.02  Absence of Material Changes.  Without the prior written consent of
           ---------------------------
PQC (which consent shall not be unreasonably withheld), the Seller shall not:

     (a) Incur any obligations or liabilities (absolute or contingent) related to the Practice greater than one thousand dollars ($1,000) in the aggregate, except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

     (b) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets;

     (c)   Sell, assign, or transfer any of the Assets;

     (d) Cancel any debts or claims that are included in the Assets, except in the ordinary course of business;

     (e) Make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by the Seller to any employee, other than increases in the ordinary course of business consistent with past practice;

     (f) Make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due.

     (g)   Waive any rights of material value that are included in the Assets;

     (h) Take or permit any act or omission constituting a breach or default under any contract, indenture or agreement included in the Assets by which the Seller or the Seller's properties are bound;

     (i) Modify, amend, alter or terminate any executory contracts of a material value or which are material in amount and are included in the Assets;

     (j) Fail to use the Seller's reasonable efforts to: (i) preserve the possession and control of the Assets and the Practice; (ii) keep in faithful service the present employees of the Practice; (iii) preserve the goodwill of the Practice's patients, suppliers, agents, brokers and others having business relations with the Practice; and (iv) keep and preserve the Practice's business existing on the date hereof until after the Closing Date;

     (k) Fail to operate the Practice's business and maintain the Practice's books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair the Practice's business premises, fixtures, machinery, furniture and equipment;

     (l) Enter into any leases, contracts, agreements or understandings related to the Practice which is required to be performed in whole or in material part after the Closing Date;

     (m) Engage any new Practice employee except in the ordinary course of business;

     (n) Materially alter the terms, status or funding condition of any Employee Plan; or

     (o)   Commit or agree to do any of the foregoing in the future.

     5.03  Taxes.  The Seller will, on a timely basis, file all tax returns for
           -----
and pay any and all taxes which shall become due or shall have accrued (a) on account of the operation of the Practice or the ownership of the Assets on or prior to the Closing Date or (b) on account of the sale of the Assets (including a pro-rata portion of all personal property and excise taxes payable with respect to the Assets by the Seller).

     5.04  Compliance with Laws.  The Seller will comply in all material
           --------------------
respects with all laws and regulations which are applicable to the Seller and the Practice, the Seller's ownership of the Assets or to the conduct of the Practice and will perform and comply in all material respects with all contracts, commitments and obligations related to the Practice by which the Seller is bound.

     5.05  Exclusive Dealing.  The Seller will not, directly or indirectly,
           -----------------
through any agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any affiliation transaction between the Seller and any health care company or practice management company or any acquisition or purchase of all or a material portion of the Assets, or any equity investment, merger, consolidation or business combination with the Practice, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing except to inform such person of Seller's obligations hereunder.

     5.06  Access to Management; Properties and Records.  From the date of this
           --------------------------------------------
Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of PQC, free and full access, upon reasonable notice and during normal business hours, to all management personnel, offices, properties, books and records of the Seller related to the Practice, and all properties under the management of the Seller related to the Practice and all records relating thereto, so that PQC may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller related to the Practice and the properties under the management of Seller related to the Practice, and PQC and Flagship shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to PQC and Flagship such financial and operating data and other information as to the Assets and the Practice as PQC and Flagship shall reasonably request.

     5.07  Severance Obligations.  Seller shall satisfy all severance
           ---------------------
obligations related to each person employed by Seller prior to or at the Closing Date who is to become employed by Flagship after the Closing Date.


                                  ARTICLE VI

                 CONDITIONS TO OBLIGATIONS OF PQC AND FLAGSHIP

     The obligations of PQC and Flagship under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of PQC:

     6.01  Delivery of Documents.  Seller shall have delivered to PQC and
           ---------------------
Flagship all items described in Section 1.03 above.

     6.02  Due Diligence.  Seller shall have provided to PQC access to all
           -------------
materials and information requested by PQC to allow PQC to conduct a thorough due diligence review of all aspects of the Practice in such detail as PQC in its discretion deems appropriate, and PQC shall in its sole discretion be satisfied with the results of that review in both scope and substance.

     6.03  Continued Truth of Representations and Warranties of Seller;
           ------------------------------------------------------------
Compliance with Covenants and Obligations.  The representations and warranties
-----------------------------------------
of Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by PQC. Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing Date.

     6.04  No Proceedings or Litigation.  No action by any governmental
           ----------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to result in a Material Adverse Effect. There shall not be any statute, rule or regulation that makes the purchase and sale of the Assets contemplated hereby illegal or otherwise prohibited.

     6.05  Material Changes.  Between the date of the latest Financial
           ----------------
Statements and the Closing, there shall not have been any Material Adverse Change in the business, prospects, operations or conditions of the Practice or in the Assets.

     6.06  Stockholders Agreement.  The Seller shall have entered into and be in
           ----------------------
compliance with the Stockholders Agreement between the Seller and PQC.

     6.07  Other Transactions.  Each of the medical practices listed on Schedule
           ------------------                                           --------
6.07 shall have entered into or delivered:  (i) an agreement among PQC, Flagship
----
and such practice to merge such Practice into Flagship or for Flagship or PQC to purchase substantially all of the assets of such practice; and (ii) all physicians employed by such medical practice shall have entered into an Employment Agreement.

     6.08  PQC's Right to Restructure.  Prior to the Closing, PQC shall have the
           --------------------------
right to review the terms of any agreement or transaction between the Seller or affiliate of the Seller, which agreement or transaction relates to or affects the Assets or the Practice ("Related Party Transactions"). To the extent that PQC determines that the terms of any such Related Party Transaction would not be fair and commercially reasonable to Flagship or PQC, PQC shall be entitled to require, as a condition to its obligation under this Agreement, amendments to such Related Party Transactions as shall be reasonably satisfactory to PQC, acting reasonably, in order to cause such Related Party Transactions to be fair and commercially reasonable to Flagship and PQC.


                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Seller:

     7.01  Delivery of Documents.  PQC and Flagship shall have delivered to the
           ---------------------
Seller all items described in Section 1.04 above.

     7.02  Continued Truth of Representations and Warranties of PQC and
           ------------------------------------------------------------
Flagship; Compliance with Covenants and Obligations.  The representations and
---------------------------------------------------
warranties of Flagship and PQC shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by Seller. Flagship and PQC shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     7.03  Related Party Transactions.  Any restructuring of a Related Party
           --------------------------
Transaction proposed by PQC pursuant to Section 6.08 shall be acceptable to Seller.

     7.04  Due Diligence.  PQC shall have provided Seller with access to all
           -------------
materials and information requested by Seller to allow Seller to review the business of PQC and its affiliates (including, without limitation, information relating to the stock of PQC to be issued to the Seller), and Seller shall in its sole discretion be satisfied with the results of that review in both scope and substance.

     7.05  No Proceedings or Litigation.  No action by any governmental
           ----------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Flagship or PQC materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Flagship to own, operate, possess or transfer the Assets after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the Assets contemplated hereby illegal or otherwise prohibited.

     7.06  Offers of Employment.  Flagship shall have offered employment to the
           --------------------
persons listed on Schedule 7.06.
                  -------------

     7.07  Financing.  (a) there shall have been no material modification to
           ---------
that Class B Common Stock and Warrant Purchase Agreement between PQC and Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, and BCIP Trust Associates, L.P. dated as of August 30, 1996 (the "Bain Agreement"), to furnish capital to PQC; and (b) the Bain Agreement shall still be in full force and effect.

     7.08  Material Changes.  Between June 1, 1996 and the Closing, there shall
           ----------------
not have been any Material Adverse Change in the business, prospects, operations or conditions of Flagship or PQC.

     7.09  Other Transactions.  (i) Each of the medical practices listed on
           ------------------
Schedule 6.07 shall have simultaneously consummated the merger of that practice
-------------
into Flagship or shall have sold substantially all of its assets to Flagship or PQC, and (ii) employment agreements shall have been signed by Flagship and each physician currently a stockholder, partner or employee of such practice.

     7.10  Services Agreement.  PQC and Flagship shall have mutually executed
           ------------------
and delivered to each other the Services Agreement in the form and substance attached hereto as Exhibit D.
                   ---------

     7.11  PQC and Flagship Closing Conditions.  Each of the conditions
           -----------------------------------
precedent set forth in Article VI above shall have been satisfied or waived in writing by PQC and Flagship.

                                 ARTICLE VIII

                         SURVIVAL AND INDEMNIFICATION

     8.01  Indemnification.
           ---------------

     (a) Seller shall indemnify, defend, and hold harmless each of Flagship and PQC and their respective subsidiaries and affiliates and their respective directors, officers, employees and agents or the successor of any of the forgoing (collectively, the "PQC Indemnified Persons"), and reimburse the PQC Indemnified Persons for, from and against all payments, demands, claims, suits, judgments, liabilities, losses, costs, damages and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees, disbursements and expenses, ("Losses") imposed on or incurred by the PQC Indemnified Persons, directly or indirectly, which relate to or arise out of any of: (i) breach of any representation and warranty of, or covenant or agreements to be performed by, Seller contained in this Agreement, the Affiliation Agreement or the Stockholders' Agreement and; (ii) any of the liabilities or obligations retained by Seller pursuant to Section 1.02. Notwithstanding the foregoing or any other term or condition contained herein or in any other agreement or instrument referred to herein, the indemnification obligations of Seller under this Section 8.01(a) and under the Affiliation Agreement shall be limited, in the aggregate, to the dollar value on the Closing Date of the Purchase Price and the consideration under the Affiliation Agreement between Seller and PQC or its affiliates.

     (b) Flagship and PQC shall indemnify and hold harmless Seller and its agents (collectively, "Seller Indemnified Persons" and together with the PQC Indemnified Persons, the "Indemnified Persons"), and reimburse such Indemnified Persons for, from, and against all Losses imposed on or incurred, directly or indirectly, by such Indemnified Persons which relate to or arise out of (i) breach of any representation or warranty of, or covenant or agreement to be performed by, PQC or Flagship, in each case contained in this Agreement or the Affiliation Agreement and (ii) the Assumed Liabilities.

     (c) An Indemnified Party shall give prompt written notice to an indemnifying party (the "Indemnifying Party") of any payments, demands, claims, suits, judgments, liabilities, losses, costs, damages or expenses (a "Claim") in respect of which such Indemnifying Party has a duty to provide indemnity to such Indemnified Party under this Section 8.01, except that any delay or failure so to notify the Indemnifying Party only shall relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

     (d) If a Claim is brought or asserted by a third party (a "Third-Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third-Party Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. In the event that the Indemnifying Party, within twenty
(20) days after written notice of any Third-Party Claim, fails to assume the defense thereof, or in the event the Indemnifying Party fails to demonstrate, to the reasonable satisfaction of the Indemnified Party, that it has sufficient assets to meet its indemnification obligations hereunder, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim for the account of the Indemnifying Party. Anything in this Section 8.01 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third-Party Claim or consent to the entry of any judgment with respect to any Third-Party Claim which would have any adverse effect on the Indemnified Party, except as provided immediately below. The Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such Third-Party Claim or consent to entry of any judgment with respect to any Third-Party Claim which requires solely money damages paid by the Indemnifying Party and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third-Party Claim.

     (e) With respect to any Claim other than a Third-Party Claim, the Indemnifying Party shall have thirty (30) days from receipt of written notice from the Indemnified Party of such Claim within which to respond thereto. If the Indemnifying Party does not respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If the Indemnifying Party notifies the Indemnified Party within such thirty
(30)-day period that it rejects such Claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party under applicable law.

     8.02  Survival of Representations; Claims for Indemnification.  All
           -------------------------------------------------------
representations, warranties, covenants and agreements made by the Parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties and the Seller's obligations pursuant to Sections 8.01(a)(i) and (ii) and PQC's and Flagship's obligations pursuant to Section 8.01(b) shall expire on the third anniversary of the Closing Date, except for claims, if any, asserted in writing prior to such third anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 8 shall be asserted or maintained in writing by a Party hereto on or prior to the expiration of such periods.

     8.03  Confidentiality.  The Parties hereto agree to use reasonable
           ---------------
efforts to preserve in full the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each Party hereto agrees that:

     (a) it will use all reasonable efforts, in any action, suit or proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records; and

     (b) all communications between any Party hereto and counsel responsible for, or participating in, the defense of any action, suit or proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

     8.04  Remedies Cumulative.  Except as otherwise provided herein, the
           -------------------
remedies provided herein shall be cumulative and shall not preclude the assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto.

     8.05  Set-off and Recoupment.  Any amount or amounts due from any
           ----------------------
Indemnifying Party to PQC under this Section 8 may be paid to PQC, at PQC's option, by set-off or recoupment against any amounts due to the Indemnifying Party pursuant to this Agreement or pursuant to any agreement between the Indemnifying Party and PQC or any of its affiliates. Any such set-off will be without prejudice to PQC's right to pursue any other remedies at law or in equity available to it.


                                  ARTICLE IX

                                  TERMINATION

     9.01  Optional Termination.  This Agreement may be terminated and the
           --------------------
transaction contemplated herein abandoned at any time prior to the Closing as follows:

     (a) by the mutual consent of the Seller, Flagship and PQC;

     (b) by the Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of PQC or Flagship set forth in this Agreement, or if any representation or warranty of PQC and Flagship has become materially untrue, in either case such that any of the conditions set forth in
Article VII would be incapable of being satisfied by December 20, 1996; provided, that in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied for purposes of this paragraph
(b). Any breach on the part of PQC or Flagship of the representations and warranties contained in Article III or the covenants contained in Article IV and V, which permits termination of this Agreement shall permit the Seller to immediately terminate any other agreement between PQC and/or Flagship and the Seller;

     (c) by PQC upon a material breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller has become materially untrue, in either case such that any of the conditions set forth in Article VI would be incapable of being satisfied by December 20, 1996; provided, that in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied for purposes of this paragraph (c). Any breach on the part of the Seller of the representations and warranties contained in Article II or the covenants contained in Articles IV and V, which permits termination of this Agreement shall permit PQC and/or Flagship to immediately terminate any other agreement between Flagship and/or PQC and the Seller; or

     (d) by either party if the Closing shall not have occurred by December 20, 1996; or such other date agreed to by the Parties.

     (e)    Effect of Termination.  In the event this Agreement is terminated
            ---------------------
as provided above, (a) each of PQC, Flagship and Seller shall, upon another Party's request, deliver to such other Party all documents previously delivered (and copies thereof in its possession) concerning one another and the transactions contemplated hereby, and (b) none of the Parties nor any of their respective stockholders, directors, officers or agents shall have any liability to the other Parties, except for any deliberate breach or deliberate omission resulting in a material breach of any of the provisions of this Agreement. In such case, the breaching Party shall be liable only for the expenses and costs of the non-breaching Party, and in no event shall either Party be liable for anticipated profits or consequential damages. After termination each Party shall keep confidential all information provided by the others pursuant to this Agreement which is not in the public domain, shall exercise the same degree of care in handling such information as it would exercise with similar information of its own, and shall return any such information upon another Party's request.


                                   ARTICLE X

                              GENERAL PROVISIONS

     10.01  Amendment and Waiver.  No amendment of any provision of this
            --------------------
Agreement shall in any event be effective unless the same shall be in writing and signed by the Parties hereto. Any failure of any Party to comply with any obligation, agreement or condition hereunder may only be waived in writing by PQC if such failure is by Seller and by Seller if such failure is by PQC or Flagship, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any Party to take any action against any breach of this Agreement or default by the other A Party shall constitute a waiver of such Party's right to enforce any provision hereof or to take any such action.

     10.02  Notices. All notices, requests, demands and other communications
            -------
hereunder shall be in writing and shall be sent by personal delivery or registered or certified mail, postage prepaid, or by telecopier as follows:

     (a)    if to Seller:

            ---------------------
            ---------------------
            ---------------------
            with a copy to:

            Hogan & Hartson L.L.P.
            Columbia Square
            555 Thirteenth Street, N.W.
            Washington, DC  20004-1109
            Attention:  Michael Williams, Esq.


     (b)    if to PQC or Flagship:

            Physicians Quality Care, Inc.
            950 Winter Street, Suite 2410
            Waltham, MA 02154

            with a copy to:

            Anne P. Ogilby, Esq.
            Ropes & Gray
            One International Place
            Boston, MA  02110

Any Party may change its address for receiving notice by written notice given to the others named above. All notices shall be effective upon the earlier of actual delivery or when deposited in the mail addressed as set forth above.

     10.03  Counterparts.  This Agreement may be executed simultaneously in two
            ------------
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     10.04  Parties in Interest.  This Agreement shall bind and inure to the
            -------------------
benefit of the Parties named herein and their respective heirs, successors and assigns. This Agreement shall not be assignable by any Party without the prior written consent of the other Parties.

     10.05  Further Assurances.  From time to time, at the request of any Party
            ------------------
hereto and without further consideration, the other Parties will execute and deliver to such requesting Party such documents and take such other action (but without incurring any material financial obligation) as such requesting Party may reasonably request in order to consummate more effectively the transactions contemplated hereby, including, without limitation, vesting in Flagship good, valid and marketable title to the Assets.

     10.06  Entire Transaction.  This Agreement and the other agreements,
            ------------------
documents and instruments referred to herein contain the entire understanding among the Parties with respect to the transactions contemplated hereby and supersede all other agreements and understandings among the Parties.

     10.07  Applicable Law.  This Agreement shall be governed by and
            --------------
construed in accordance with the internal substantive laws of the State of Maryland, and the Parties hereby consent to the sole jurisdiction of the federal courts sited in the State of Maryland over all matters relating to this Agreement.

     10.08  Headings.  The section and other headings contained in this
            --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.09  Expenses.  Except as otherwise expressly provided herein (including
            --------
Section 4.05), each Party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby. Seller shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

     10.10  Third Parties.  Except as specifically set forth or referred to
            -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the Parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     10.11  Severability.  If any term, provision, covenant or restriction of
            ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     10.12  Gender.  All references herein to the masculine gender shall be
            ------
deemed to include the feminine or neuter gender as appropriate.

     10.13  Cross Reference Table.  The following terms defined elsewhere in
            ---------------------
this Agreement in the Sections set forth below shall have the respective meanings therein defined.

            Term                         Definition
            ----                         ----------
            "Actions"                     Section 2.14
            "Affiliation Agreement"       Section 1.03
            "Assets"                      Section 1.01
            "Assumed Liabilities"         Section 1.02
            "Bain Agreement"              Section 7.07
            "Claim"                       Section 8.01
            "Closing"                     Section 1.01
            "Code"                        Section 2.07
            "Contracts"                   Section 2.11
            "Employee Plans"              Section 2.18
            "Employment Agreement"        Section 1.03
            "Encumbrances"                Section 2.08
            "ERISA"                       Section 2.18
            "ERISA Affiliate"             Section 2.18
            "Excluded Assets"             Section 1.01


            "Excluded Liabilities"          Section 1.02
            "Financial Statements"          Section 2.04
            "Flagship"                      Introduction
            "Government Entity"             Section 2.03
            "Indemnified Persons"           Section 8.01
            "Indemnifying Party"            Section 8.01
            "Inventory"                     Section 1.01
            "Leases"                        Section 2.10
            "Losses"                        Section 8.01
            "Material Adverse Effect"       Section 2.02
            "multi-employer plan"           Section 2.18
            "Permits"                       Section 2.12
            "PQC"                           Introduction
            "PQC Indemnified Persons"       Section 8.01
            "Practice"                      Recitals
            "Premises Lease"                Section 1.03
            "Purchase Orders"               Section 1.01
            "Purchase Price"                Section 1.04
            "Report"                        Section 1.04
            "Securities Act"                Section 3.02
            "Seller"                        Introduction
            "Seller Indemnified Persons"    Section 8.01
            "tax exempt use property"       Section 2.07
            "Taxes"                         Section 2.07
            "Third-Party Claim"             Section 8.01


                    [Rest of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed all as of the day and year first written above.



                                             ---------------------------


                                             FLAGSHIP HEALTH, P.A.



                                             By:
                                                ------------------------
                                                Name:
                                                Title:


                                             PHYSICIANS QUALITY CARE, INC.


                                             By:
                                                ------------------------
                                                Name:
                                                Title: